UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 _______________


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): November 5, 2003

                              ____________________

                         Commission File Number 0-22935


                             PEGASUS SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)



                    DELAWARE                          75-2605174
       (State or other jurisdiction of                    (I.R.S. Employer
      incorporation or organization)                    Identification No.)


CAMPBELL CENTRE I, 8350 NORTH CENTRAL EXPRESSWAY, STE 1900, DALLAS, TEXAS 75206
     (Address of principal executive office)                        (Zip Code)


       Registrant's telephone number, including area code: (214) 234-4000

                                        3
Item  5.  Other  Events

On November 5, 2003, Pegasus Solutions, Inc., a Delaware corporation, announced that it has entered into a definitive agreement to acquire the outstanding stock of Unirez, Inc., a hotel reservations services company, for $38 million in cash, subject to certain post-closing adjustments. The transaction is expected to generate approximately $10 million in future tax deductions that will effectively reduce the purchase price. The acquisition is subject to completion of due diligence and other customary contingencies. The acquisition is expected to close in the fourth quarter, 2003.

Dallas-based Unirez serves independent properties and small group hotels by providing central reservation services that enable distribution of room inventory through Global Distribution Systems (GDSs) and Internet channels. In recent years, the demand for this type of "connectivity-only" service has increased, with independent hotels relying more on Internet channels, as well as their own marketing efforts and web sites, to drive business.

The Unirez technology platform gives customers the flexibility to buy only those services they require. Unirez owns and operates its own central reservation system, Hotel Factory, using the application service provider (ASP) model. All applications run via the Internet. Unirez customers have the ability to enter and control all the information about the hotel, including rates and packages, room types and descriptions, availability, and any descriptive information. With this automated process, hotel data is immediately uploaded into various distribution channels and can be modified at any time.

Some statements made in this Current Report on Form 8-K are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding future events, such as the closing of the transactions described in this filing, financial projections, as well as management's expectations, beliefs, hopes, intentions or strategies regarding the future. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from current expectations. Factors that could cause or contribute to such difference include, but are not limited to, risks identified in the company's Securities and Exchange Commission filings, including those appearing under the caption Risk Factors in the company's 2002 Annual Report on Form 10-K.


Item  9.     Regulation  FD  Disclosure

The Registrant hereby incorporates by reference into this Item 9 the information set forth in its press release, dated November 5, 2003, copies of which are furnished as Exhibit 99.1 to this filing and shall not be deemed to be filed.

Exhibit  Number          Description
---------------          -----------

99.1               Press  release  issued  November  5,  2003

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                                         PEGASUS SOLUTIONS, INC.


November  5,  2003                                         /s/  SUSAN  K.  COLE
                                                           --------------------
                                                         Chief Financial Officer

                                        4
Exhibit  99.1  --  Press  release  issued  November  5,  2003

                                                    Contacts: Cindy Foor (media)
                                                                    214-234-4129
                                                        Marcie Hyder (investors)
                                                                    214-234-4120

      PEGASUS SOLUTIONS INC. AGREES TO ACQUIRE UNIREZ, A LEADING PROVIDER OF
                      RESERVATION AND DISTRIBUTION SERVICES

           Acquisition Would Significantly Expand Pegasus' Independent
                          and Small Group Hotel Business

DALLAS (NOVEMBER 5, 2003) - Pegasus Solutions, Inc. (Nasdaq: PEGS), a leading global provider of hotel reservations-related services and technology, today announced the signing of a definitive agreement to acquire the stock of Unirez, Inc., one of the fastest growing hotel reservations services companies in the world, for $38 million in cash. The transaction is expected to generate approximately $10 million in future tax deductions that will effectively reduce the purchase price. The acquisition is subject to completion of due diligence and other customary contingencies.

By adding Unirez, Pegasus would move forward in fulfilling its multi-tiered representation strategy for independent and small group hotels by providing a lower-cost distribution service, in addition to the full-service offering currently provided through
Pegasus'  Utell  representation  service.

"In addition to our long history with the world's largest hotel chains, a key element of our strategy is to serve the needs of smaller chains and independent hotels with valuable services that are cost-effective for that market," said John F. Davis III, president and CEO of Pegasus. "With the acquisition of Unirez, we would expect to be better positioned than ever before to serve the independent and small group hotel market."

If concluded, the acquisition is expected to close in the fourth quarter and be accretive on a cash earnings basis immediately although results may vary on a GAAP basis. It is not expected to have a material impact on fourth quarter 2003 cash earnings. The company will provide more information regarding its integration plans and the financial impact of the acquisition after closing.

Dallas-based Unirez serves independent properties and small group hotels by providing central reservation services that enable distribution of room inventory through Global Distribution Systems (GDSs) and Internet channels. In recent years, the demand for this type of "connectivity-only" service has increased, with independent hotels relying more on Internet channels, as well as their own marketing efforts and web sites, to drive business.

The Unirez technology platform gives customers the flexibility to buy only those services they require. Unirez owns and operates its own central reservation system, Hotel Factory, using the application service provider (ASP) model. All applications run via the Internet. Unirez customers have the ability to enter and control all the information about the hotel, including rates and packages, room types and descriptions, availability, and any descriptive information. With this automated process, hotel data is immediately uploaded into various distribution channels and can be modified at any time.

"Our goal was to develop a reservation system that is highly automated and easy to use, giving hotels more access to data and allowing them to make changes at a moment's notice," said Dwight Hendrickson, president and CEO of Unirez. "We've accomplished our original goal and, at this juncture, we believe that joining forces with Pegasus would afford the combined companies exciting growth possibilities."

ABOUT  UNIREZ,  INC.
As a global company with a strong entrepreneurial spirit, Unirez led the online hotel reservations industry revolution into Internet-based, ASP technology. Utilizing its highly acclaimed, proprietary Hotel FactoryTM system, its hotels are provided real-time control of data, channel management, comprehensive management reporting and future forecasting capabilities, all seamlessly through the Internet. Unirez is a leading source of integrated technology and management solutions, providing a vast array of reservation services to its clients including next generation seamless connectivity to the GDS. With representation in hundreds of the world's largest Internet sites, a call center specializing in private label voice services 24 hours, 7 days-a-week and a very powerful, single-screen booking engine to power proprietary hotel web sites, Unirez interfaces to many popular Property Management Systems, as well as CRM and Revenue Management solutions. Unirez represents nearly 3,000 clients located in 47 countries.

ABOUT  PEGASUS  SOLUTIONS,  INC.
Dallas-based Pegasus Solutions, Inc. (Nasdaq: PEGS) is a leading global provider of hotel reservations-related services and technology. Founded in 1989, Pegasus' customers include a majority of the world's travel agencies and more than 50,000 hotel properties around the globe. Pegasus' services include central reservation systems, electronic distribution services, commission processing and payment services, property management systems, and marketing representation services. The company's Utell representation service is used by nearly 4,400 Utell member hotels in more than 140 countries, making Pegasus the hotel industry's largest third-party marketing and reservations provider. Pegasus has 18 offices in 11 countries, including regional hubs in London, Scottsdale and Singapore. For more information, please visit www.pegs.com.

Some statements made in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding future events, such as the closing of the transactions described in this press release, financial projections, as well as management's expectations, beliefs, hopes, intentions or strategies regarding the future. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from current expectations. Factors that could cause or contribute to such difference include, but are not limited to, risks identified in the company's Securities and Exchange Commission filings, including those appearing under the caption Risk Factors in the company's 2002 Annual Report on Form 10-K.

                                     - end -